As filed with the Securities and Exchange Commission on April 25, 2005
                                                   Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FIRST HORIZON NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

         TENNESSEE                                        62-0803242
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                               165 Madison Avenue
                            Memphis, Tennessee 38103
                                 (901) 523-4444
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                    FTN Financial Deferred Compensation Plan
                              (Full title of plan)

Harry A. Johnson, III                      With a copy to:
Executive Vice President and
    General Counsel                        Clyde A.  Billings, Jr.
First Horizon National Corporation         Senior Vice President, Assistant
165 Madison Avenue                         General Counsel and
Memphis, Tennessee  38103                  Corporate Secretary
(901) 523-5624                             First Horizon National Corporation
(Name, address, including zip code,        165 Madison Avenue
 and telephone number, including area      Memphis, TN  38103
 code, of agent for service)               (901) 523-5679


                         CALCULATION OF REGISTRATION FEE
=========================================================================
Title of    Amount to be   Proposed Maxi-   Proposed Maxi-  Amount of
Securities  Registered     mum Offering     mum Aggregate   Registration
To be                      Price per        Offering        Fee (1)
Registered                 Share (1)        Price (1)
----------  ------------   --------------   --------------  -------------
Deferred    $125,000,000   100%             $125,000,000    $14,712.50
Compensation
Obligations
=========================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

Note on Filing History

     On December 1, 2003, First Horizon National Corporation ("FHNC" or the "Registrant") filed a registration statement on Form S-8 (File No. 333-110845), registering $50,000,000 of deferred compensation obligations to be offered under the FTN Financial Deferred Compensation Plan (the "Plan"). Registrant is filing this registration statement to register an additional $125,000,000 of deferred compensation obligations under the Plan.


                                     PART I

     The Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.


                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     As permitted by Instruction E to Form S-8, the contents of Registrant's registration statement on Form S-8 (File No. 333-110845), which was filed December 1, 2003, covering deferred compensation obligations to be offered under the Plan, as updated below, are incorporated herein by reference. In addition to the foregoing, the following information is also included in this registration statement:

Item 5.  Interests of Named Experts and Counsel

     The validity of the deferred compensation obligations of First Horizon National Corporation ("FHNC" or the "Registrant") to be issued pursuant to the Plan has been passed upon by Clyde A. Billings, Jr., Senior Vice President, Assistant General Counsel and Corporate Secretary of FHNC. On April 1, 2005, the number of shares, including options, beneficially owned by Mr. Billings was approximately 47,934 shares, and the amount of deferred compensation owed to Mr. Billings by FHNC (under a separate plan) was approximately $23,000.

Item 8.  Exhibits

All Exhibits are listed in the Exhibit Index at the end of this Part II.

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;


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

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from  registration by means of a post-effective  amendment any
        of  the  securities   being   registered  which  remain  unsold  at  the
        termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis and State of Tennessee, on April 25, 2005.


FIRST HORIZON NATIONAL CORPORATION


By: /s/Marlin L. Mosby, III
    -----------------------
       Marlin L. Mosby, III
       Executive Vice President and
       Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                 Title                         Date
----------------------    ---------------------         --------------

J.  Kenneth  Glass*       Chairman  of the Board,       April 25,  2005
J.  Kenneth  Glass        President, Chief Executive
                          Officer and a Director
                          (principal executive officer)

Marlin L. Mosby, III*     Executive Vice President      April 25, 2005
Marlin L. Mosby, III      and Chief Financial Officer
                          (principal financial officer)

James F. Keen*            Executive Vice President      April 25, 2005
James F. Keen             and Corporate Controller
                          (principal accounting officer)

Robert C. Blattberg*      Director                      April 25, 2005
Robert C. Blattberg

Simon F. Cooper*          Director                      April 25, 2005
Simon F. Cooper

James A. Haslam, III*     Director                      April 25, 2005
James A. Haslam, III

R. Brad Martin*           Director                      April 25, 2005
R. Brad Martin

Vicki R. Palmer*          Director                      April 25, 2005
Vicki R. Palmer

Michael D. Rose*          Director                      April 25, 2005
Michael D. Rose

Mary F. Sammons*          Director                      April 25, 2005
Mary F. Sammons

William B. Sansom*        Director                      April 25, 2005
William B. Sansom

Jonathan P. Ward*         Director                      April 25, 2005
Jonathan P. Ward

Luke Yancy III*           Director                      April 25, 2005
Luke Yancy III



*By: /s/Clyde A. Billings, Jr.
     -------------------------
        Clyde A. Billings, Jr.
        Attorney-in-Fact
        April 25, 2005

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


                                  EXHIBIT INDEX
                                  -------------




Exhibit 4.1
Amended and Restated Charter of the Corporation, incorporated herein by reference to Exhibit 3(i) to the Corporation's Quarterly Report on Form 10-Q for the quarter ended 3-31-04.

Exhibit 4.2
Bylaws of the Corporation, as amended and restated as of 1-18-05, incorporated herein by reference to Exhibit 3.2 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.

Exhibit 4.3
FTN Financial Deferred  Compensation Plan,  incorporated  herein by reference to
Exhibit 4.3 to the Corporation's registration statement on Form S-8, Reg. No. 333-110845, filed December 1, 2003.

Exhibit 5.1
Opinion and consent of Clyde A. Billings, Jr. concerning the legality of the securities being registered hereunder.

Exhibit 23.1
Consent of Independent Accountants.

Exhibit 24.1
Power of Attorney executed by certain directors and officers of the Registrant.


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